Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Henry Schein, Inc.

Melville, NY

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-253633, 333-212994, 333-192788, 333-171400, 333-164360, 333-111914, 333-91778, 333-35144, 333-39893, 333-33193, and 333-05453) of Henry Schein, Inc. of our reports dated February 21, 2023, relating to the consolidated financial statements and the effectiveness of Henry Schein, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
New York, NY

February 21, 2023